CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of AIM Counselor Series Trust (Invesco Counselor Series Trust) of

i.

our report dated October 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco California Tax-Free Income Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

ii.

our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Equity Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

iii.

our report dated November 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund’s Annual Report on Form N-CSR for the year ended September 30, 2019.

iv.

our report dated October 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Short Duration High Yield Municipal Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

v.

our report dated October 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Pennsylvania Tax Free Income Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

vi.

our report dated October 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Small Cap Discovery Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 24, 2020